               JOINT FILING INFORMATION

Reporting Person:	BLUE HARBOUR GROUP, LP
Address:	646 STEAMBOAT ROAD
GREENWICH, CT 06830

Designated Filer:	BLUE HARBOUR GROUP, LP
Issuer and Symbol:	CACI INTERNATIONAL INC. ("CACI")
Date of Event Requiring Statement:	12/2/2013

Signature:
/s/ Clifton S. Robbins, Managing Member of Blue
Harbour Holdings, LLC, the General Partner of
Blue Harbour Group. LP
Clifton S. Robbins, Managing Member of Blue
Harbour Holdings, LLC, the General Partner of
Blue Harbour Group. LP

Reporting Person:	BLUE HARBOUR HOLDINGS, LLC
Address:	646 STEAMBOAT ROAD
GREENWICH, CT 06830

Designated Filer:	BLUE HARBOUR GROUP, LP
Issuer and Symbol:	CACI INTERNATIONAL INC. ("CACI")
Date of Event Requiring Statement:	12/2/2013

Signature:	/s/ Clifton S. Robbins, Managing Member of Blue Harbour Holdings, LLC Clifton S. Robbins, Managing Member of Blue Harbour Holdings, LLC

Reporting Person:	CLIFTON S. ROBBINS
Address:	646 STEAMBOAT ROAD
GREENWICH, CT 06830

Designated Filer:	BLUE HARBOUR GROUP, LP
Issuer and Symbol:	CACI INTERNATIONAL INC. ("CACI")
Date of Event Requiring Statement:	12/2/2013

Signature:	/s/ Clifton S. Robbins Clifton S. Robbins